SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: April 18, 2002



                FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


New Jersey                      2-27018                        22-1697095
---------------             ----------------                ----------------
(State or other             (Commission File                (I.R.S. Employer
jurisdiction of              number)                        Identification
incorporation)                                              Number)


                          505 Main Street, P.O. Box 667
                          Hackensack, New Jersey 07602
                -------------------------------------------------
               (Address of principal executive office) (Zip Code)


                                 (201) 488-6400
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

     The Registrant has reported that it executed a Management Agreement (i.e., the "New Management Agreement") with Hekemian & Co.,Inc., whereby Hekemian & Co., Inc. would continue as Managing Agent for the Registrant. The attorney review of the New Management Agreement was completed on April 18, 2002, and the effective date of the New Agreement is April 10, 2002. A copy of the Agreement has been annexed to this filing as Exhibit "A". The April 10, 2002 Management Agreement replaces the Management Agreement dated December 20, 1961 as extended. The salient provisions of the New Management Agreement are as follow:

     The Registrant continues to retain the Managing Agent as the exclusive management and leasing agent for properties which the Registrant presently owns and for the Wayne-Preakness shopping center described below. However, the Registrant may retain others to manage certain other properties hereafter acquired and to perform various other duties such as sales, acquisitions, and development with respect to any or all properties. The Managing Agent is no longer the advisor for the Registrant and is not required to offer potential acquisition properties exclusively to the Registrant before acquiring those properties for its own account or offering such properties to others. The New Management Agreement includes a detailed schedule of fees for those services which the Managing Agent may be called upon to perform. The New Management
Agreement provides for a termination fee in the event of a termination or non-renewal of the agreement under certain circumstances.

     The Registrant has also reported that it executed a Joint Venture Agreement with H-TPKE, LLC, a New Jersey Limited Liability Company controlled by employees of Hekemian & Co., Inc., for the purpose of acquiring the Wayne-Preakness Shopping Center, a 320,000 sq. ft. neighborhood shopping center located in Wayne, New Jersey. The attorney review of the Joint Venture Agreement was completed on April 18, 2002, and the effective date of the Joint Venture Agreement is April 10, 2002. A copy of the Joint Venture Agreement has been annexed hereto as Exhibit "B". Under the Joint Venture Agreement, the Registrant is the Managing Member and holds a Forty (40%) Percent interest in the joint venture. Total acquisition costs approximate $33 million. The Registrant's joint venture partner is currently engaged in a due-diligence review and is reviewing acquisition financing alternatives. The Registrant's joint venture partner has advanced the sum of $500,000 as a deposit on the contract for the acquisition of the property, and has expended $120,000 in due diligence-related expenses. If the due diligence proves satisfactory, the purchase will close sometime during 2002. It is estimated that Hekemian & Co.,Inc. will receive an acquisition fee of $800,000 from the joint venture entity upon the closing of the transaction, and an annual property management fee beginning at $167,000 for the first year of the joint venture's ownership of the property.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                      FREIT


                                                By:   /s/ Robert S. Hekemiam
                                                      ----------------------
                                                      Robert S. Hekemian
                                                      Chairman of the Board

DATED:  April 29, 2002

Exhibit A

                                                            Dated: April 10,2002


                              MANAGEMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of the 1st day of November 2001, by and between FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, A NEW JERSEY BUSINESS TRUST, (the "Trust"), having an address at 505 Main Street, Hackensack, NJ (07601), and Hekemian & Company, Inc., a New Jersey corporation, having its principal offices located at 505 Main Street, Hackensack, NJ (07601) (the "Agent").

         WHEREAS, the Trust desires to obtain the assistance and services of the Agent and of the Agent's organization in connection with the management and operation of the Trust's assets.

         NOWTHEREFORE, in consideration of the mutual covenants herein contained said parties agree as follows:

                                   WITNESSETH:

         1. Appointment of Agent.

         (a) The Trust retains and hires the Agent to generally manage all or part of the Trust assets including, but not limited to, the Trust's real property, mortgages and other assets, all as set forth in the attached Exhibit A (hereinafter collectively referred to as the "Trust Property") and to perform such other services as provided in this Agreement (the "Agent's Services"). The Agent shall be paid for all such services in accordance with this Agreement.

         (b) In addition, to the Agent's being retained pursuant to subparagraph 1(a) hereof, the Trust may, in its sole discretion, retain and hire the Agent, on a non- exclusive basis,

                  (1) to purchase, sell or exchange Trust assets including Trust Property; and

                  (2) to perform such other services as it may assign to the Agent.

         (c) The Agent shall be the exclusive management agent for the Trust for those properties; (1) set forth on Exhibit A; (2) the Preakness Shopping Center, in the event the Trust acquires an interest in the Preakness Shopping Center; and (3) such other property, or an interest therein, acquired by the Trust after November 1, 2001 which was introduced to the Trust by the Agent or the Agent and a cooperating broker except that the Trust may elect to retain a third party to manage such other property where, in the Trust's judgment, such property is located in a geographic area where, from the Trust's point of view, it cannot be efficiently managed by the Agent or where as a condition of the purchase of such other property the Trust is obligated to use the services of Seller or Seller's agent. The Agent shall be the exclusive Agent for Non-Residential Leasing, provided however that the Trust may in its absolute discretion at any time terminate without penalty the Agent's exclusive agency for Non-Residential Leasing, and no fees shall be due for any services rendered after the date of such Termination unless such services are expressly authorized in writing. In addition, the Trust in it sole discretion other than for the management services, may retain other parties to perform other non-property management services as set forth in Paragraph II of Exhibit B attached hereto, or it may perform such other non property management services through its own employees, officers and agents.


         2. Term. The term of this Agreement shall be for a period commencing on November 1, 2001 through October 31, 2003 and thereafter this Agreement shall be automatically renewed for periods of two (2) years unless either party gives not less than six (6) months prior notice to the other of such non-renewal of this Agreement. Any such notice shall be in accordance with paragraph 14 hereof. For the purpose of this Agreement, in the event that the Trust does not renew this Agreement, such non-renewal shall be defined as "Non-Renewal" and in the event this Agreement is not renewed by the Agent or is terminated by the Agent, such non-renewal or termination shall be deemed a "Voluntary Termination" of this Agreement. The Trust reserves the right to renew this Agreement for the Preakness Shopping Center and other properties but not necessarily all properties ("Partial Renewal") provided, however, notice of any Partial Renewal shall be given not less than six months prior to October 31, 2003 or any expiration date of any renewal term of this Agreement ("Notice of Partial Renewal"). In the event of a Partial Renewal, the Agent may elect not to accept same by giving notice to the Trust not more than 30 days after the date of its receipt of the Notice of Partial Renewal, and in that event, it shall be deemed to be a Non-Renewal by the Trust and not a Voluntary Termination by Agent. In the event of any Non-Renewal, the Trust shall, at the termination date of this Agreement, pay to Agent a termination fee equal to six months Base Management Fee, as defined in subparagraph 2(d) hereof, such termination fee to be in addition to the fees for management services required to be paid by the Trust pursuant to this Agreement up to the termination date.

      This Agreement may also be terminated as follows:

         (a) By the Trust without cause, at any time upon not less than one (1) year's prior written notice; in such event, the Trust shall, at the termination date of this Agreement, pay to the Agent a termination fee equal to one (1 ) year's Base Management Fee as defined in subparagraph 2(d) hereof, such termination fee to be in addition to the fees for management services required to be paid by the Trust pursuant to this Agreement up to the termination date. For these purposes the termination fee shall be computed by ascertaining the annual base fee paid by the Trust to the Agent over the immediate prior three
(3) fiscal years of this Agreement to such termination and dividing that amount by three (3) (the "Termination Fee");

                         For Example:

                         (1)     Base Management Fees for

                                (a)     Year A          $750,000

                                (b)     Year B          $800,000

                                (c)     Year C          $850,000

                                The Base Management Fee is:

                                Years A, B, C     or    $2,400,000 = $800,000
                                -------------           ----------
                                       3                      3

                         (2) The Termination Fee is $800,000

         (b) By the Trust, with cause, upon not less than thirty (30) days prior written notice provided however, that Agent may cure an event of cause for termination within said thirty (30) day period unless the "cause" constitutes a breach of the Agent's fiduciary duty, in which event the breach shall be non-curable; without in anyway limiting the term "with cause", any material breach of this agreement by the Agent shall constitute "cause".

         (c) By the Trust immediately upon a merger, consolidation, acquisition of all or substantially all of its assets, a tender offer or negotiated purchase of the shares of beneficial interest of the Trust, or any transaction where the Trust ceases to effectively exist as an operating entity (hereinafter collectively referred to as an "M&A"). In the event of such termination, the Trust shall pay to the Agent any and all fees or reimbursements due under this Agreement, calculated on a pro-rata basis, as of the effective date of any such M&A. In addition, the Trust will pay to the Agent a M&A Termination Fee as defined below.

         For the purposes of this subparagraph (2)(c) the M&A Termination Fee shall be equal to the Termination Fee times a factor of 1.25.

         Notwithstanding the provisions of the foregoing subparagraph above, in the event of an M&A, if the Agent, or any successor entity or group in which one or more of the present shareholders of Hekemian & Co. are officers, principals or employees ("Successor Agent"), is engaged in providing management or other services, of any kind or description whatsoever, to the successor to the Trust (the "Successor Entity") after the M&A pursuant to an agreement of any kind or description, ("Successor Entity Management Agreement") with respect to Trust Property or other Trust matters, then, in such event, the M&A Termination Fee shall be adjusted as follows:

         There shall be deducted from the M&A Termination Fee, otherwise due Agent, or Successor Agent, any management fees which it earns pursuant to the Successor Entity Management Agreement during the period of one year and three months after the effective date of the M&A.

         For these purposes, however, in the event the management fees scheduled to be paid to the Agent, or Successor Agent, pursuant to the Successor Entity Management Agreement and such agreement provides for unequal annual fee payments, the fees due the Agent or Successor Agent shall be determined by the amount of fees which would have been due over the entire scheduled term of said agreement, but in no event more than three (3) years, divided by the number of years of the Agreement.

         For example, if the Termination Fee is $800,000.00, as calculated in paragraph 2 (a) hereof, then the Termination Fee is $800,000 x 125% or $1,000,000.

         If the Successor Entity Management Agreement is for a three (3) year period and provides for fees to be paid as follows:

                         Year        Fee
                         ----        ---
                         1           300,000
                         2           400,000
                         3           800,000

         The effective annual fee would be determined as follows:

         Total Income: 1,500,000 divided by 3 = $500,000 for one (1) year.

         The average annual fee of $500,000 is then subject to adjustment for a period of one (1 ) year and three months or 500,000 x 125% equals $625,000.

         The M&A Termination would be reduced as follows:

         $1,000,000 less $625,000 = $375,000

         (d) The Base Management Fee shall be the fee the Agent receives based only upon the collection of rent for the Trust during the Trust's fiscal year, for those properties for which the Agent's services have been terminated pursuant to this Paragraph 2, and for no other services such as commissions earned on the purchase or sale of Trust Property or any other miscellaneous services which Agent may provide to the Trust pursuant to this Agreement.

         (e) In addition to the Termination Fee or M&A Termination Fee set forth in this paragraph 2, the Agent shall be entitled to receive from the Trust or any Successor Entity, any and all commission and fees or reimbursement earned by the Agent prior to the effective date of termination (the "Commissions and Fees") in accordance with the schedule set forth in Exhibit B. For the purpose of this subparagraph (e) in the case of a non-residential tenant, if the Tenant has a 5year lease for which the Agent has earned a commission with a renewal option and the Tenant exercises the option prior to or after the effective date of Termination, the Agent shall be entitled to a commission provided that the commission shall be based on a total of not more than 10 years including the initial 5 year term.

         3. Acceptance of Appointment. Agent hereby accepts such appointment and agrees to perform the services pertaining to said appointment and to manage and operate the Trust Property and to make all appropriate payments due, in connection with any assets or obligations which the Agent is responsible to manage or service pursuant to this Agreement, to the extent Trust funds are available for such payments, to best of its ability, in a faithful and diligent manner. For the purposes of this Agreement, Agent's services hereunder shall apply only to those of the Trust Properties Agent has been designated as the Managing Agent and in which capacity it has agreed to act on behalf of the Trust except with respect to the functions described in paragraphs (g), (n), and (p). Without limiting the generality of the foregoing, the Agent agrees to perform and the Trust hereby expressly authorizes and empowers Agent to perform the following Agent Services:

            (a) At Agent's sole discretion, to locate and recommend to the Trust investments which the Agent deems suitable for the Trust based upon the then current investment policies of the Trust.

            (b) To rent or lease, on terms acceptable to the Trust, the residential property as listed in Exhibit A.

            (c) To collect and receive all rents, mortgage payments, interest and all other income from the Trust Property to which the Trust is entitled, and to account monthly to the Trust for such income. Agent shall use its best effort to collect rent and other income from the Trust Property. Subject to the prior approval of the Trust pursuant to a resolution of its Board of Trustees, the Agent may, compromise claims for such rent and other income and may institute legal proceedings in its own name or in the name of the Trust to collect same, to oust or dispossess tenants or others occupying from the Trust Property and also otherwise to enforce the rights of the Trust with respect thereto; Agent may, subject to the direction of the Board of Trustees, compromise or settle such proceedings, provided, however, approval of the Board of Trustees will not be required with respect to the commencement of any action or the compromise of any claim with respect to ail residential tenant disputes and for any commercial tenant dispute involving $10,000 or less.

            (d) To hire commencing January 1, 2002 employees for the Trust, who shall be employed solely with respect to Trust Property supervise all such employees and to purchase and to contract for all materials, supplies and services required for the operation and ordinary maintenance, alteration, improvement and repair of the Trust

Property. Except in those case when, in the opinion of the Agent, an emergency necessitates so doing before the Trust approval can be reasonably obtained, the Agent shall not make or incur unanticipated or extraordinary repairs, alterations or improvements or expenditures without approval of the Trust. The Agent may in connection with such unanticipated or extraordinary repairs, alterations or improvements, hire or use its employee or employees to coordinate and expedite said work in addition to general contractors, sub-contractors and architects as it may deem necessary, in which case the salary or compensation of said employee or employees attributable to the said work shall be chargeable to the Trust.

                         For the purpose of this Agreement,  an unanticipated or
extraordinary repair, alteration improvement or expenditure shall be any expenditure which is not provided for in the capital expense budget, as provided for in subparagraph 3(n) hereof and paragraph 6 as hereinafter set forth.

            (e) To periodically inspect all of the Trust Property and make such recommendations for the maintenance and improvement thereof as it deems advisable.

            (f) To retain and to cooperate with such accountants, architects, engineers, contractors, attorneys, and others, as may be designated by the Trust for the proper operation, maintenance and preservation of the Trust Property and Trust affairs.

            (g) To review, and to at least once every fiscal year, to recommend to the Trust that it purchase insurance to protect the real estate interest of the Trust, including but not limited to fire insurance with extended coverage, boiler, elevator, public liability and workman's compensation insurance. The Agent, upon receipt of specific instructions from the Trust, may from time to time place such insurance on behalf of the Trust. It is specifically understood and agreed, however, that the Trust may, in its sole discretion, utilize the services of any party or parties other than the Agent, for these purposes. Any such insurance purchased by the Agent on behalf of the Trust shall name the Trust as the insured and the Agent as an additional insured. Agent may receive from others and retain its customary compensation for its services as an insurance agent or broker in placing such insurance.

            (h) To review and present to the Trust for timely payment, all payments due for taxes, insurance, mortgage payments, and all other obligations incurred in connection with the operation, maintenance, alteration, improvement and repair of the Trust Property.

            (i) To review, and to at least once every fiscal year to recommend to the Trust, that it seek revision of, or appeal from, any real property tax assessment, of every kind and description, which it deems inappropriate. The Agent, upon receipt of specific instructions from the Trust, shall prosecute any such tax appeal or appeals as may be authorized by the Trust pursuant to said instructions. It is specifically understood and agreed, however, that the Trust may, in its sole discretion, prosecute any such tax appeals utilizing the services of any party or parties other than the Agent, for these purposes. All such actions may be taken in the name of the Trust or in Agent's name, in the discretion of the Agent. Agent may, pursuant to instructions from the Trust, employ independent real estate appraisers to provide appropriate testimony in connection with such actions. Agent may, in its discretion, pay such charges or assessments from Trust funds under protest and seek refunds thereof, and compromise or settle any proceeding or claim with respect thereto.

            (j) To submit periodic reports as the Trust may reasonably require as to the Trust Property.

            (k) To maintain complete and accurate records of all its transactions relating to real estate interests of the Trust and make such records available for inspection by the Trust or its representatives at reasonable times.

            (1) To perform such other incidental duties in connection with the proper operation, maintenance and improvement of the Trust Property as the Trust may require.

            (m) To use reasonable efforts to attend all complaints of tenants.

            (n) To submit by, November 1 of each fiscal year, an operating budget and a capital expense budget for the Trust Property, all as more fully described in paragraph 6 of this Agreement; to provide, or cause to be provided, at reasonable cost and to supervise all services necessary for the proper repair alteration, decoration, care, protection, management, operation and maintenance of the Trust Property, including the purchase of all equipment, tools, appliances, materials, supplies necessary for such purposes, and to pay for all such charges out of income from the Trust Property; provided, however, that the Agent shall not, except in any emergency situation, contract for any repairs, alterations, decorations, equipment tools, appliances, materials, supplies, or other items or services not provided for in either the operating or capital budgets without the prior approval of the Trust.

            (o) To approve and pay out of income from the Trust Property or from funds provided from the Trust, all charges for all utility services together with all other services and commodities necessary or desirable for the care, operation or maintenance of the Trust Property.

            (p) In consultation with the Trust's auditors, to maintain full books of account with correct entries of all matters relating to any and all Trust assets, including the appropriate consolidation or compilation of accounting data for Trust Property not managed by the Agent, which books of account, together with all records, correspondence, files and of the documents relating to the operation and management of the Trust Property shall be and remain the property of the Trust, and shall, at all times, remain at Agent's offices, and shall, at all times, be open to the inspection of the Trust or any of its auditors, Trustees, officers or duly authorized Agents.

            (q) In consultation with the Trust's auditors, to furnish to the Trust, on a fiscal year and quarterly basis, operating statements for the fiscal quarter ended as soon practical thereafter in form and substance satisfactory to the Trust and its Audit Committee

            (r) In consultation with the Trust's auditors, to review the quarterly financial report and draft any appropriate SEC10Q report on a quarterly basis with the Trust's Audit Committee and auditors; to assist the appropriate officers in the preparation of all additional reports which may be provided to the SEC including, but not limited to, 10Q; 10K; IOK-A; 8-K; 8K-A; and Proxy Statements of every kind and description; and to assist in the preparation of any reports to be provided to Shareholders, provided, however, with respect to Trust Properties not managed by the Agent, the Trust shall be solely responsible for the accuracy and completeness of all information with respect to such reports. The Agent will file all reports with the SEC or other regulatory bodies on behalf of the Trust only upon the receipt of written instructions from the Trust Audit Committee, which instruction shall be given to the Agent in a timely manner. In addition to any other fee paid to Agent hereunder, and provided the Trust designates the Agent to perform the services as provided herein and the Agent accepts said designation the Agent shall be paid the sum of $20,000 per year, payable in accord with Exhibit B attached hereto for the Agent's assistance for all actions under this subparagraph (r).

            The Agent will file all reports with the SEC or regulatory bodies on behalf of the Trust only upon the approval of the Trust Audit Committee.

            (s) For the period from the date hereof ending on December 31, 2001, to employ and pay out of income from the Trust Property of all on-site employees of Agent but only to the extent employed in the management of the Trust Property and consistent with the operating budget adopted by the Trust. All personnel positions created by any such staffing requirements will be Agent's employees. Agent shall pay out of the income from the Trust Property all expenses in connection with the Agent's employees utilized to supervise the Trust Property. Agent shall comply with applicable law in employment matters. Commencing January 1, 2002, all such on site employees shall be direct employees of the Trust.

            (t) To expend monies for those items included in the approved operating budget as described in Paragraph 6 hereof without prior approval of the Trust (unless such prior approval is specifically required by another paragraph of this Agreement) and to expend such other monies as are approved by the Trust. At the end of each quarter, should the actual cost to date plus the budgeted amount for the remainder of the fiscal year for any expense category, including the category of maintenance and repairs, exceed the total fiscal year operating budget, Agent shall so report to the Trust and request authorization to exceed the budget for that particular expense category. Such request shall be accompanied by appropriate supporting documentation as may be required by the Trust. The Agent shall make no expenditure, other than emergency expenditures, for any item not so authorized, nor shall the Agent make any expenditure for any amounts in excess of what is authorized in the operating budget.

            (u) To use its best efforts to see that the terms and conditions of all tenant leases and related agreements thereto as well as for all operating agreements affecting the Trust Property are monitored and fully complied with. Any material matter of non-compliance shall be immediately brought to the attention of Trust.

            (v) To expend funds necessary to protect the Trust Property in the event an emergency should arise and the Trust Property would suffer any loss because of delay in making repairs; provided, however, the Agent promptly notifies any applicable insurance carrier and the Trust making a full report to the Trust as soon as practical.

            (w) To verify and maintain current certificates of insurance for all tenants in accordance with the terms of their leases.

         4. Authorization; Indemnification.

            (a) The Trust hereby gives the Agent, consistent with the terms of this Agreement, the power and authority necessary to perform the foregoing services and agrees to assume the expenses and disbursements incurred in connection therewith, and agrees to indemnify and hold harmless the Agent from contractual or other liability claims, or other damages in the performance of its duties hereunder (including reasonable attorney fees, experts fees and costs) to the extent that such liability is not covered by insurance and to the extent that it does not arise by reason of the Agent's gross negligence, willful misconduct or actions committed by it in violation of or beyond the scope of this Agreement, and to carry, at its own expense, public liability, elevator liability, and steam boiler insurance adequate to protect the interests of the parties hereto, which policies shall be so written as to protect the Agent in the same manner and to the same extent as the Trust. Notwithstanding anything to the contrary herein, the Trust agrees to indemnify and hold harmless Agent from any claims, liability or damages relating to or arising from discriminatory and alleged discriminatory and other employment practice to the extent Agent, at the specific direction of the Trust, hires, fires, manages, supervises or provides administrative services of any personnel on behalf of the Trust. The Agent shall be entitled to the benefit of any insurance maintained by the Trust and shall be entitled to the advice of counsel for the Trust with respect to any actions undertaken by it or proposed to be undertaken by it under the terms of this Agreement, and shall not be liable for any action undertaken or omitted in good faith on the advice of such counsel.

            (b) The Agent agrees to indemnify and hold the Trust harmless from any claims or liability (including reasonable attorney fees, experts fees and costs) to the extent that such liability is not covered by insurance and was incurred by reason of the Agent's gross negligence, willful misconduct or actions committed by it in violation or beyond the scope of this Agreement.

         5. Deposits of Rent and Other Receipts. All sums received from rents, security deposits and other receipts from the Trust Property collected by the Agent shall be deposited in, a segregated bank account or accounts maintained by the Agent subject, however, at all times to the control of both the Agent and the Trust. Such account or accounts shall be in such bank or banks as may from time to time be designated and approved by the Trust, in its sole discretion. For security purposes, all cash received from the Trust Property by the Agent will first be deposited in the Agent's transfer account and a check immediately drawn against such account to the order of the Trust and deposited in the designated account of the Trust. All expenses referred to in this Agreement, shall be paid by check from said accounts or accounts. If the state in which a Trust Property is located in mandates special handling of tenant security deposits, then, such security deposits will be maintained in the manner so prescribed by such state. Agent shall be responsible only for the proper deposit of those security monies it actually receives. Agent shall not commingle the Trust's bank account with any account containing Agent's own funds.

         6. Capital and Operating Budgets. By November 1 of each year, Agent shall furnish to the Trust, for its approval, capital and operating budgets for next fiscal year. The Trust shall use every effort to approve the foregoing budgets submitted to it, reserving the right always, in its discretion, to make changes, and once approved, shall forthwith advise Agent in writing. The operating budget, once approved by the Trust, shall become the operating budget for the Trust Property for the year as to which it applies and Agent shall operate the Trust Property within such operating budget for such year in accordance with paragraph 3(w) hereof. If the Trust has not approved an operating budget submitted to it prior to October 31 of the year in which submitted, then Agent shall operate the Trust Property under the prior year's budget until notice of change and/or approval of the submitted budget is given by the Trust to the Agent in writing. Capital budgets submitted to the Trust are advisory only and all spending under capital budgets is discretionary with the Trust. As of November 1 of each year, the Agent shall prepare and submit to the Trust the following:

            (a) a forecast of rents and occupancy rates for the following fiscal year;

            (b) a schedule of non-residential leases, any vacancies, setting forth the expiration dates, rental delinquencies and base rents; and

            (c) any standard reports currently generated by the Agent in connection with its management of the Trust Property.


         7. Worker's Compensation. The Agent shall, from the date hereof through December 31, 2001 and thereafter commencing January 1, 2002, the Trust shall carry Workers' Compensation insurance for all employees, utilized in connection with the management of the Trust Property, the cost of which through December 31, 2001 shall be reimbursed to the Agent by the Trust upon a submission of the requisite supporting data to the Trust. Effective January 1, 2002, the Trust shall carry its own Workmen's Compensation insurance for all of its employees.

         8. Right to Place Insurance. The Trust reserves the right at all times to maintain such insurance with respect to the Trust Property and its operations as it deems appropriate, to select all insurers and to place all insurance policies with respect to the Trust Property. All non-casualty insurance maintained by the Trust throughout the term of this Agreement, shall name the Agent as an additional insured.


         9. Limitation of Claims.

            (a) Agent shall not make any claim under this Agreement against the Trustees or affiliates of the Trust personally, or against the Shareholders of the Trust, and shall look solely to the Trust Property and other assets of the Trust for the payment of any claim hereunder.


            (b) The Trust shall not make any claim under this Agreement against the officers, directors or shareholders or employees of Agent and shall look solely to the assets of Agent for the payment of any claim hereunder.


         10. Contractual Statement of Non-Liability. Agent shall insert in all documents and agreements prepared or executed by it on behalf of the Trust a provision that the Trustees and the Shareholders of the Trust shall not be personally liable thereunder and that the other parties shall look solely to the Trust assets for the payment of any claim thereunder, and reference shall be made to the Declaration of Trust by which the Trust is constituted.


         11. Property and Liability Incidents. Agent shall report immediately to the local representatives of the insurance company(s) providing the property casualty and liability coverage for the Trust Property and to the Trust, any and all accidents, damages or losses on or about the Trust Property resulting in personal injury or death, or damage to the Trust Property. Agent shall also send to the Trust, immediately upon receipt, any and all legal or other process served on the Agent or the Trust Property which affects, or might affect, the Trust or the Trust Property. All reports to be provided under this Paragraph 11 shall be forwarded to the President of the Trust pursuant to Paragraph 14 of this Agreement.


         12. Compensation of Agent. Owner agrees to pay to Agent as compensation for the services performed by Agent pursuant to this Agreement the amounts stipulated in Exhibit B. Such compensation may be charged by the Agent as an operating expense against the Trust Property. Except as provided in Exhibit B, no other management fees, or other fees or amounts, shall be payable by the Trust to Agent without the prior approval of the Trust.


         13. Termination and Expiration. In the event of the termination or expiration of this Agreement:

            (a) All records pertaining to the operation of the Trust Property, together with any other property of the Trust in Agent's possession, shall immediately be delivered to the Trust or its representative authorized to receive the same, the Trust rights to all of such records shall be delivered to the Trust or its representative authorized to receive the same, the Trust's rights to all of such records shall be independent of any obligation of the Trust under this Agreement; the Agent is, however, to be provided reasonable access to the records after they have been delivered to the Trust;

            (b) Agent's right to additional compensation pursuant to this Agreement shall immediately cease, except that any compensation payable with respect to rentals already collected by Agent for the month in which this Agreement is terminated and any other amounts payable hereunder to the Agent and properly due, may be deducted before such rents are paid to the Trust;

            (c) The Trust shall pay to the Agent, any deferred brokerage commissions which otherwise would have become payable subsequent to said termination or expiration and brokerage commissions on acquisitions or dispositions of properties by the Trust with respect to which negotiations are pending at the time of such termination or expiration if and when such negotiations result in an acquisition or disposition; and

            (d) The relationship created hereby shall immediately cease and terminate, and Agent shall have no further right to act for the Trust or draw checks on the Trust's bank account.

         14. Notices. All notices given under this Agreement to either party shall be effective, for all purposes, seven (7) days after being deposited in the United State mail, as registered or certified mail, return receipt requested, first class postage and fees prepaid, addressed as follows:


         Owner:       FIRST REAL ESTATE INVESTMENT TRUST
                      OF NEW JERSEY
                      815 Pond Brook Road
                      Franklin Lakes, New Jersey 07417
                      Attn: Donald W. Barney, President

with copy to:         Herbert C. Klein, Esq.
                      C/O Nowell Amoroso Klein Bierman, P.A.
                      155 Polifly Road
                      Hackensack, NJ 07601

         Agent:       HEKEMIAN & CO.
                      505 Main Street
                      Hackensack, NJ 07601
                      Attn: Robert Hekemian, Sr., Chief Executive Officer

with a copy to:       Robert Hekemian, Jr., Executive Vice President
                      HEKEMIAN & CO.
                      505 Main Street
                      Hackensack, NJ 07601

Either  party  hereto may, by notice to the other  party,  change the address to
which   notices  shall  be  sent.   Additionally,   Owner  may  give  notice  by
hand-delivery at the above address.

         15. Agent's Authority Limited. The Agent's authority is derived wholly from this Agreement; Agent has no authority to act for or represent the Trust except as herein specified. It is understood and agreed that Agent is not the Agent of the Trust for the purpose of employing persons on an employer-employee basis unless directed to do so by the Trust. Agent shall observe all laws respecting the employment of persons and shall indemnify and hold harmless the Trust from and against any and all claims, judgements and demands asserted by third parties against the Trust alleging violations of such laws with respect to Agent's employees. It is furthermore understood and agreed that nothing in this Agreement is intended to create nor shall be construed to create an employer-employee relationship between the Trust and Agent. Agent's relationship to the Trust shall at all times be that of independent contractor.

         16. This paragraph has been intentionally omitted.

         17. Posting of Signs. The Trust hereby authorizes the Agent to affix on its properties, appropriate sign or signs indicating, as the case may be, that same are for sale, for rent, build to suit, or managed by the Agent.

         18. Non-Assignability of Agreement. The Trust has entered into this Agreement in reliance upon the experience and ability of Agent, including the individual efforts of Robert Hekemian, Sr., Robert Hekemian, Jr., Bryan Hekemian and David Hekemian; Agent shall not assign this Agreement or any interest herein without the prior written consent of the Trust; and the Trust shall not assign this Agreement without the consent of the Agent. Any attempted assignment without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. In the event that none of the above named principals of Agent are no longer affiliated with Agent, on a full time basis, the Trust shall have the right to terminate this Agreement upon one hundred twenty (120) days prior written notice,

         19. Qualification as a Real Estate Investment Trust. In the event that the terms of this Agreement at any time shall impair the status of the Trust as a "real estate investment trust" within the meaning of the Amendment to the Internal Revenue Code of 1954 #856 et seq., which became effective January 9, 1961, as now enacted or hereafter amended, the parties hereto agree to negotiate such amendments to this Agreement as may be necessary to restore or maintain such status.

         20. Performance of the Agent. In the event the Trust should be dissatisfied with the performance of the Agent under this Agreement the Trust shall give written notice to the Agent of any and all deficiencies (the "Notice") which Notice shall be in sufficient detail, and whenever possible, the dates upon which they occurred, in order to permit the Agent to undertake the remedying thereof. The Agent will have a minimum period of sixty (60) days from receipt of Notice within which to correct any such deficiencies before the Trust exercises any right of Termination pursuant to this Agreement.

         21. Bids In all cases in which the Trust authorizes Agent to enter into contracts for any purpose hereunder, the Agent will, upon the Trust's request, solicit bids from minimum of three (3) bidders on a best efforts basis.

         22. Entire Agreement. This Agreement together with its attached Exhibits A and B constitute the entire agreement between the parties hereto and no modification hereof shall be effective unless made by supplemental agreement, in writing, executed by the parties hereto.

         23. Governing Law. This Agreement shall be governed and construed under the laws of the State of New Jersey.

         24. Agent's Good Faith. Agent, its shareholders, officers, directors and employees shall not be personally liable to the Trust for errors in judgement and acts or failure to act or omitted in the good faith exercise of the authority conferred by this Agreement; provided, however, Agent shall employ reasonable care, skill and ability in exercising the powers granted to Agent by this Agreement, including, without limitation, the hiring, retention or supervision of its employees and Agents through December 31, 2001 and thereafter the Trust's employees, subcontractors and Agents. The Agent shall indemnify and agree to hold the Trust harmless from and against any and all claims; demands, suits, costs (including attorney's fees) and judgments which any person(s) has asserted or may assert (1) predicated upon a claim that such person(s) employed directly or indirectly by Agent at or respecting the Trust Property, is an employee of the Trust prior to December 1, 2001 unless otherwise determined by a court that such person is an employee of the Trust; (2) arising out of acts or omissions to act resulting from gross negligence or intentional misconduct or willful defaults by the Agent or the employees, subcontractors or Agents of the Agent and (3) arising out of Agent's breach of its obligations under this Agreement.

         25. Owner's Consent. Where consent of the Owner is herein required, such consent shall be given or denied by such persons as may from time to time be appointed by the Owner to serve as its designated representatives.

         26. Headings. Paragraph titles or captions contained herein are for reference only and shall in no way define, limit or extend the scope of this Agreement.

         27. Merger. This Agreement supersedes and renders void any prior understandings or agreements everted into between the parties hereto or any predecessor entity to either of the parties hereto regarding the management of the Trust Property.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day, month and year first above written.

                                        Owner
                                        FIRST REAL ESTATE INVESTMENT TRUST
                                        OF NEW JERSEY


                                        By: /s/ Donald W. Barney
                                            --------------------
                                        Name:  Donald W. Barney
                                        Title: President



                                        HEKEMIAN & CO., INC.

                                        Agent


                                        By:  Robert S. Hekemian, Jr.
                                             -----------------------
                                        Name:  Robert S. Hekemian, Jr.
                                        Title: Executive Vice President

                                    EXHIBIT A
                                    ---------
                                 TRUST PROPERTY
                                 --------------


 A.     Residential Properties as of November 1. 2001;
        ----------------------------------------------

Property and Location           Year Acquired            No. of Units
---------------------           -------------            ------------
Lakewood Apts.
Lakewood, NJ                       1962                       40

Palisades Manor
Palisades Park, NJ                 1962                       12

Grandview Apts.
Hasbrouck Heights, NJ              1964                       20

Heights Manor
Spring Lake Heights, NJ            1971                       79

Hammel Gardens
Maywood, NJ                        1972                       80

Sheridan Apts.
Camden, NJ                         1964                      132

Berdan Court
Wayne, NJ                          1965                      176

Westwood Hills
Westwood,NJ(1)                     1994                      210


(1) Trust owns a 40% interest.

B.      Non-Residential Properties as of November 1, 2001;
        --------------------------------------------------

                                                        Leasable Space -
Property and Location            Year Acquired          Approximate Square Feet
---------------------            -------------          -----------------------
 Franklin Crossing
 Franklin Lakes, NJ                  1966                      87,041

 Westwood Plaza
 Westwood NJ                         1988                     173,854

 Westridge Square
 Frederick, Maryland                 1992                     256,620

 Pathmark Super Store
 Patchogue, New York                 1997                      63,932

 Glen Rock, NJ                       1962                       4,800

 Oiney, Maryland(2)                  2000                      98,848


(2) Trust owns a 75% interest



 C.     Vacant Land as of July 1, 2000:
        -------------------------------


                                                                   Permitted Use
                                                                   Per local Zoning         Acreage per
Location                 Acquired        Current use               Laws                     Parcel
--------                 --------        -----------               ----                     -----------

Franklin Lakes,          1966              None                     Residential              4.27
NJ

Rockaway, NJ             1964/1963         None                     Residential             19.26


S. Brunswick, NJ         1964              Leased as                Industrial              33
                                           farmland qualifying
                                           for state farmland
                                           assessment tax treatment


D.      Cash and Cash Equivalents
        -------------------------

                                   EXHIBIT B
                                   ---------

                    Schedule of Fees to be Paid to the Agent
                    ----------------------------------------

I.  Basic Management Fees
    ---------------------

    A. Residential Properties - 5%

    B. Non-Residential Properties 5% except for the following

       (1) Frederick, Maryland -4% In addition, 40% of the salary and benefits of the Senior Manager of the Agent is charged to the tenants as CAM. As of the effective date of this Agreement, one half of the amount so charged as CAM shall be paid to the Agent and the balance of one half shall be paid to the Trust. Any such CAM charge prior to the effective date of this Agreement shall be the property of the Trust and shall be paid by the Agent to the Trust.

       (2) The fee for Trust properties that are acquired after 10/31/01 excluding Olney, Carlyle, Lebanon and Martinsburg which will be 5% is as follows:

           i.)  Single tenant triple net leased property - 4%

           ii.) Multi-tenant property - 5%

    C. The applicable management fee for residential and Non-Residential properties as stated above is to be collected from whatever source whatsoever with the following exceptions:

         o Interest Income
         o Real Estate tax reimbursement from non-residential tenants
         o Insurance Recovery proceeds
         o Condemnation proceeds
         o Sale or Refinancing proceeds
         o Merchant Association dues
         o Direct reimbursement for Capital Improvements from retail tenants
         o Tenant Security Deposits, excluding Security Deposits applied against past due rent and other charges subject to Management Fees.

    D. The Agent may charge the following fees to residential tenants as follows:

           i)   Application Fee:                                     $125.00
           ii)  Lease cancellation fee (one month's rent)            $450.00
           iii) Month to month tenancy:                              $350.00

           iv)  Returned Check (insufficient funds)                   $30.00

II. Fees for Additional Services which may be provided by the Agent, at the discretion of Trust and only upon the express authorization of the Trust:

    A.   Non-Residential Leasing

         The Agent shall be the exclusive Agent for Non-Residential Leasing, provided however that the Trust may in its absolute discretion at any time terminate without penalty the Agent's exclusive agency for Non-Residential Leasing, and no fees shall be due for any services rendered after the date of such Termination unless such services are expressly authorized in writing.

         1) Non-Anchor Tenants: A Leasing Fee of 5% of the base aggregate lease rents due for up to 10 years whether by way of initial lease term or options or renewals. The leasing fees shall be paid to the Agent upon receipt of the first month's rent for the initial lease or upon the exercise of a lease option or upon a lease renewal. The Agent shall not be entitled to any commission or fee for any renewal of a term if the renewal is not signed prior to the expiration of this Agreement or prior to the effective date of any termination of this Agreement. There will be no fee on exercise of options after the first 10 years provided in the original lease;

             A Renewal Fee of 2 1/2% of the base aggregate rent due during the renewal term shall be paid to Agent after said 10 year period provided, however, the lease renewal is exercised by a Tenant during the term of this Agreement and provided further that no commission shall be paid for a period in excess of 10 years inclusive of the initial lease term.

         2) Anchor-Tenants: A Leasing Fee is to be negotiated as between the Agent and the Trust prior to the execution of any lease and approved by the Board of Trustees by a specific resolution transmitted by the Board to the Agent, in writing.

         3) Lease Assignment review and Approval: $300 - $1,250 to be paid by Tenant.

    B.   Acquisition/Sale of Property Fees

         The Trust shall pay to the Agent a Fee in accordance with the following schedule (these fees are inclusive of any fee paid by the Seller/Purchaser to the Agent):

         Up to $2,500,000 - 4.5%

                Above $2,500,000 but less than $5,000,000 - 3.75%
                (but in no event less than $112,500)
                Above $5,000,000 but less than $10,000,000- 3.25%
                (but in no event less than $187,500)
                Above $10,000,000 but less that $15,000,000 - 3%
                (but in no event less than $325,000)
                Above $15,000,000 but less than $20,000,000 - 2.75%
                (but in no event less than $450,000)
                Above $20,000,000 -2.5% (but in no event less than $550,000)

    C.   Other Fees

         1. Mortgages

            (a) Mortgage Origination fee of 1/2 of 1 % of the mortgage amount provided, however, there will be no mortgage origination fee for a mortgage obtained in connection with the acquisition of a property for which Agent receives an acquisition fee as herein provided.

            (b)  Mortgage Extension Fee - 1/4% of 1% of the mortgage balance.

            (c)  Credit Lines - 1/4% of 1 % of the approved Line of Credit

         2. Administrative Fee

         An Annual Administrative Fee of $85,000.00 to compensate the Agent for providing support services to the Trust. Fee will be paid in twelve equal installments.

         The Administrative Fee shall be adjusted on November 1st of each year by adding the increase in the Consumer Price Index to said fee based upon the increase from the prior year.

         The Consumer Price Index ("CPI") to be used for this purpose shall be that CPI index published by the United States government Bureau of Labor statistics or any successor index thereto, for Urban Wage Earners and Clerical Workers ("CPI-W") New York, NY. Northern N.J. (1984=100) with the year 2000 as the base year.

         3. Miscellaneous

            Agent will be paid for additional services as follows:

           (a)   Environmental   matters;   $125.00/hr  plus   out-of-pocket
                 expenses with a cap to be determined based upon scope of work in the specific project.

           (b) Coordinating applications for approval of a major renovation or new construction: $125.OO/hr plus out-of-pocket expenses.

           (c) Tenant improvements for retail space; no fee under $10,000; over $10,000 - 5% of construction cost with minimum fee of $2,000.

           (d) Reconstruction due to a fire loss: no fee for construction costs under $10,000; construction costs over $10,000 at 5% of cost with minimum fee of $2,000.

           (e)   New Construction or Major renovations: fee to be agreed upon.

           (f) Condemnation proceeds shall be subject to a fee of 5% of the gross amount recovered with a maximum fee of $25,000 and a minimum of $2,500.

         4. In the event Agent is designated by the Trust to provide the SEC filings specified in paragraph 3(u) of the Agreement, there will be an annual fee of $20,000 due the Agent payable quarterly provided the Agent accepts said designation.

         5. Olney Town Center Fees

           A.  Approvals.

               (1) At the election of the Trust prior to the  engagement  of the
                   Agent for such purpose either (a) a fee computed at the rate of $125.00 per hour, plus a bonus of $75.00 per hour, if approvals are secured; or (b) a flat rate of $175.00 per hour.

               (2) Reimbursement of all out-of-pocket fees and costs;

               (3) The maximum fee for approvals would be $60,000.00.

           B.  Development.

               (1) In the  event  there is a major  redevelopment  of the  Olney
                   Property including the acquisition and development of the existing Safeway off-site store, a fee equal to three (3%) percent of all Construction Costs. Minimum fee of $300,000.00.

           C.  Leasing.

               (1) Initial Lease

                   (a) Non-Anchor  Tenants:  Five (5%) percent of base aggregate lease rents up to ten (10) years;

                   (b) Anchor Tenants: To be determined on a deal-by-deal basis.

               (2) Renewal Lease

                   (a) Non-Anchor  Tenants:  Two and one-half  (2.5%) percent of net aggregate base rents.

                   (b) Anchor Tenants:  None unless the lease is renegotiated in which case the fee would be determined on a case-by-case basis.

         6. Fees for approval of development for properties, other than Olney, shall be established by negotiated agreement.

Exhibit B

                                WAYNE PSC, L.L.C.
                               OPERATING AGREEMENT

     This OPERATING AGREEMENT is entered into as of the 25th day of March, 2002 by and between FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY ("FREIT"), a New Jersey real estate investment trust with an address of 505 Main Street, Hackensack, New Jersey 07602 (the "Managing Member), and H-TPKE, LLC, a New Jersey limited liability company with an address of 5O5 Main Street, Hackensack, New Jersey 07602 (hereinafter the "Limited Member"), with the Managing Member and the Limited Member referred to collectively an the "Members" and individually as a "Member").

     WHEREAS, the Members desire to form a limited liability company under the laws of the State of New Jersey and to set forth their respective rights and obligations with respect to such limited liability company, as provided in this Agreement;

           NOW, THEREFORE, in consideration of the premises and mutual covenants stated herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "Accountants" shall mean the firm of independent certified public accountants designated by the Managing Member from time to time to serve as the accountants for the LLC.

     1.2 "Act" shall mean the New Jersey Limited Liability Company Act.

     1.3 "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with, the referenced Person,
(ii) any Person which has a 10% or more beneficial, or voting, interest in the referenced Person or any Person in which the referenced Person has a 10% or more beneficial, or voting, interest; (iii) any officer or director of or partner or member in either the referenced Person or any Person described in (i) or (ii) above, and (iv) any Person who would be a related taxpayer to the referenced Person under Code 267. For purposes of the above, the term "control" (including "controlling" and "controlled") shall mean the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting interests, by contract, or otherwise.

     1.4 "Agreement" shall mean this Operating Agreement.

     1.5  "Shopping  Center"  shall  have  the  meaning  provided  in the  Sales
Agreement.

     1.6 "Bankruptcy" shall be deemed to have the same meaning as provided in Sections 2 and 24 of the Act.

     1.7 "Capital Account" shall have the meaning provided in Section 6.6.

     1.8 "Cash Flow" shall mean the gross cash proceeds received by the LLC from rents, operations, other dispositions, financings and refinancings or any other source plus any reduction in Reserves previously established, less all cash used to pay LLC expenses, debt payments, capital improvements, replacements, amounts set aside as reserves for repairs, replacements, renovations, refurbishing, improvements or betterments for the Property and/or Project, distributions and contingencies all as determined by the Managing Member. Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar non-cash allowances.

     1.9 "Code" shall mean the Internal Revenue code of 1986, as it may be amended or replaced from time to time.

     1.10 "Defaulting Members" shall have the meaning provided in Sections 9.1, 9.2, 10.4.

     1.11 "Effective Date" shall mean the date that the certificate of formation for the LLC has been accepted for filing by the Secretary of State of the State of New Jersey.

     1.12 "Event of Default" shall have the meaning provided in Section 10.4.

     1.13  "Events of  Dissolution"  shall have the meaning  provided in Section
10.1.

     1.14 "Hekemian Group" shall mean ROBERT S. HEKEMIAN, SR., ROBERT S. HEKEMIAN, JR., BRYAN S. HEKEMIAN or DAVID B. HEKEMIAN.

     1.15 "Indemnified Party" shall have the meaning provided in Section 4.6.

     1.16 "Indemnifying Party" shall have the meaning provided in Section 4.6.

     1.17 "LLC" shall mean the limited liability company formed pursuant to this Agreement.

     1.18 "LLC Interest" shall refer to a Member's entire right, title and interest in the LLC and including a Member's share in the Profits and Losses and the right to receive distributions of LLC assets and to participate in the management and affairs of the LLC.

     1.19  "Liquidating  Trustees"  shall have the  meaning  provided in Section
10.2.

     1.20 "Managing Member" shall have the meaning provided in Section 4.1.

     1.21 "Member Loans" shall mean any financing provided by a Member pursuant to Section 3.5.

     1.22 "Member Nonrecourse Debts" shall have the meaning set forth in Section 8.2(c).

     1.23 "Minimum Gain" shall mean the amount of gain that would be recognized by the LLC if property encumbered by a Nonrecourse Debt was transferred in full satisfaction of such debt.

     1.24  "Nonrecourse  Debt"  shall have the meaning  provided  in  Regulation
Section 1.704-2(b)(3).

     1.25 "Percentage Interest" shall have the meaning set forth in Section 7.1.

     1.26 "Person" shall mean any person, firm, corporation, partnership, limited liability company, association, company, trust, estate custodian, nominee or other individual or entity.

     1.27 "Personal Property" shall have the meaning provided in the Sales Agreement.

     1.28 "Profits and Losses" shall mean amounts equal to the corresponding items of income, gain, deductions and losses computed for federal income tax purposes, except that: (i) such items of income, gain, deductions and losses with respect to assets contributed by a Member to the LLC or owned by the LLC if and when the Members' Capital Accounts are revalued, shall be computed by reference to such assets' fair market value, determined by the Members, at the time of such contribution or revaluation, all as provided in the Regulations under Section 704(b) of the Code; (ii) Profits shall also include tax-exempt income of the LLC under code Section 705(a)(l)(B); and (iii) Losses shall include expenditures of the LLC described in Code Section 705(a)(2)(B) and expenditures which are characterized as Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b) or any successor thereto. The Managing Member shall determine such Profits and Losses with the assistance of the Accountants.

     1.29 "Project" shall mean the Preakness Shopping Center as defined in the Sales Agreement.

     1.30 "Property" shall have the meaning provided in the Sales Agreement under the definition of "Premises" and is sometimes herein referred to as the "Preakness Shopping Center".

     1.31   "Regulations"   shall  mean  the  final  or  temporary   regulations
promulgated by the Treasury Department under the Code and as then in effect.

     1.32  "Regulatory  Allocations"  shall have the meaning provided in Section
8.3.

     1.33 "Reserves" shall have the meaning provided in Section 7.3.

     1.34 "Sales Agreement" shall mean that certain Contract of Sale of Real Estate dated September 20, 2001 as amended by a Restated and Amended Contract of Sale dated as of March 25, 2002 between Wayne Preakness Associates, the owner, as Seller and Wayne PSC, LLC as Buyer.

     1.35 "Transfer" shall mean any sale, assignment, hypothecation, mortgage, pledge, the granting of a security interest, lien or encumbrance or other transfer or disposition.

                                   ARTICLE II
                                    FORMATION

     2.1 Formation. The Members join together pursuant to this Agreement as a "limited liability company" as of the Effective Date. The Managing Member shall file or cause to be filed a certificate of formation, in accordance with the Act, as soon as reasonably possible after the execution of this Agreement. The LLC shall conduct business as a limited liability company pursuant to the terms of this Agreement and the provisions of all applicable law.

     2.2 Name. The business and affairs of the LLC shall be conducted under the name WAYNE PSC, LLC and such name shall be used at all times in connection with the business and affairs of the LLC.

     2.3 Office. The LLC shall maintain its principal office at such location as may be designated by the Managing Member.

     2.4 Purpose. The purpose of the LLC shall be only to purchase the Property, as provided in the Sales Agreement, and to develop, manage, lease and operate the Project, and to otherwise exploit the Property for profit, income and gain. The LLC may do anything in furtherance of such purpose. The LLC shall not enter into any business or activity other than as expressly permitted in this Agreement.

     2.5 Other Businesses. This Agreement shall not prohibit any Member from conducting other businesses or activities not related to the Project or the LLC without accounting to the LLC or the other Members, whether or not such other businesses or activities, directly or indirectly, compete with the business of the LLC. Further, no Member shall be liable or accountable to the LLC or the other Members for failure to disclose or make available to the LLC any business opportunity not related to the Project or the LLC that such Member becomes aware of in its capacity as a Member or otherwise.

     2.6 Title of Property. All tangible and intangible, real and personal property owned by the LLC shall be owned by the LLC as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right, and each Member's interest in the LLC shall be personal property for all purposes.

     2.7 Term. The term of the LLC shall commence on the Effective Date and shall continue indefinitely unless discontinued in accordance with Section 10.1.

                                   ARTICLE III
                              CAPITAL CONTRIBUTIONS

     3.1 Initial Contributions. Upon the execution of this Agreement, each Member shall make the initial capital contributions consisting of cash to the LLC set forth on Exhibits A and B attached hereto and made a part hereof.

     3.2 Additional Contributions. From time to time after the Effective Date should funds be required for LLC purposes, which funds are not provided in accordance with Paragraph 3.5 hereafter, the Managing Member may request the Managing Member and Limited Member to make additional cash contributions and the Managing Member and Limited Member shall make all such contributions within sixty (60) days after such request. In the event a Member fails to make the required contribution within said sixty (60) day period such failure shall be an Event of Default.

     3.3 No Other Contributions. No Member shall be required to make any additional capital contributions to the LLC not specifically required by Sections 3.1 and 3.2 and shall not be obligated or required under any circumstance, to restore the negative balance in its Capital Account.

     3.4 No Interest. The Members shall not receive interest on any capital contribution at any time made to the LLC or on the balance of their respective Capital Accounts.

     3.5 Financing.

     (a) It is the intention of the Members to obtain financing from unrelated third parties for the costs of the Project (including acquisition costs), all capital improvements, and renovations rather than being funded from contributions from the Members. It is the intention of the Members to maximize financing of the Project in order to redistribute excess refinancing proceeds over the prior debt to the Members in proportion to their Interests in the LLC; the Managing Member is not, however, obligated to secure any such financing except at the time such Project financing loan becomes due by its terms. Any replacement financing shall be in an amount not less than the then outstanding principal balance of the loan being financed ("Replacement Financing") and the Managing Members shall not be required to secure a loan which exceeds the following criteria:

          1. If the loan amount exceeds the greater of (a) sixty seven and one half (67.5%) percent of the appraised value of the property of the LLC as determined by the fair market appraisal obtained by the proposed lender or (b) the then outstanding principal balance of the existing mortgage loan; and

          2.   the debt service  coverage  ratio for the LLC cannot be less than
               1.25 to one; and

          3. the amortization of principal cannot exceed depreciation deductions, during the period of depreciation thereby creating taxable income to the Members without corresponding cash flow to support the taxable income.

     In the event that such financing is not available, then any Member may propose specific terms for financing (including additional capital contributions) to be provided by the Members and subject to the approval of both Members of the LLC, the Members shall provide such financing in proportion to their respective Percentage Interests.

     In addition and not withstanding the 67.5% limitation set forth above, the Replacement Financing shall, to the extent such financing is made available to the LLC on terms meeting then current market conditions, be increased to an amount to allow recovery of any (1) capital call responses made by the Members after the acquisition date of the Project; (2) any existing indebtedness of the LLC incurred in connection with the construction or improvement costs incurred for the Project after its acquisition; and (3) recovery of costs related to the Replacement Financing.

     (b) Except as provided in subparagraph (a) hereof, the Managing Member reserves the right to make a determination as to the amount of such mortgage financing in excess of 67.5% of the appraised value based upon the then existing circumstances giving due consideration to any factors which it deems appropriate, in its sole and absolute discretion.

     (c) Such financing shall be obtained on terms that the Managing Member determines, in its sole discretion to be appropriate, provided, however, that any financing obtained from an Affiliate of a Member shall not be obtained unless such terms have been approved by all of the Members.

                                   ARTICLE IV
                            MANAGEMENT AND OPERATIONS

     4.1 Managing Member. FREIT is hereby designated and accepts such designation as the Managing Member and shall have the sole right to manage the Project, except as otherwise provided in this Agreement. Subject to this Agreement, the Managing Member shall be responsible for the operation of the LLC's business and shall have the authority to do all things, without the consent of the Limited Member except when the Limited Member's consent is expressly required pursuant to this Operating Agreement, that it determines, in its sole discretion, to be in furtherance of the purpose of the LLC and shall have all rights and privileges available to a Managing Member under the Act without the prior consent of the Limited Member. The Managing Member, through its designated officers, shall have right to enter into and execute all contracts, documents and other agreements on behalf of the LLC and shall thereby fully bind the LLC.

     4.2 Purchase of the Property. The Managing Member shall cause the LLC to purchase the Property in accordance with the Sales Agreement.

     4.3 Payment of Expenses. At all times prior to the termination or dissolution of the LLC, the cash proceeds of the LLC, together with any net reduction in the reserves of the LLC, shall be applied first to the payment of all taxes, debts and other obligations and liabilities (including the interest on and the principal of any loan owing to any Member thereof) of the LLC which are then due and owing, and the establishment of reasonable reserves for contingent and future liabilities and distributions of the LLC, as determined by the Managing Member.

     4.4 Employees. The Managing Member may from time to time cause the LLC to employ persons, including any Affiliate of any Member, to operate the business of the LLC, including performing any function that the Managing Member could otherwise perform, and to pay such person any fee that the Managing Member determines to be reasonable; provided, however, that no fee shall be paid to an Affiliate of a Member, except as otherwise provided in Section 4.5.

     4.5 Other Compensation. No Member shall be entitled to any fees, commissions or other compensation from the LLC for any services rendered to or performed for the LLC, except as specifically provided in this Agreement or as set forth in Section 4.4 or as approved by the Members in accordance with
Section 5.2.

     4.6 Member Indemnification. Each Member shall indemnify the LLC and each other Member (the "Indemnified Party") for, and shall hold the Indemnified Party harmless from and against, any and all liability to any Person incurred by the Indemnified Party by reason of any fraudulent, criminal, intentional or willful misconduct, or grossly negligent act or omission of or breach of this Agreement by such Indemnifying Party or any of the shareholders, officers, trustees, agents, employees or Affiliates of such Indemnifying Party, and for, from and against all costs, expense and loss incurred by the Indemnified Party in connection therewith.

     4.7 LLC Indemnification. The LLC shall indemnify the Members for, and shall hold the Members harmless from and against, any liability of the Members to any Person arising or incurred in connection with the good faith discharge of the Members' obligations under this Agreement, except for liability imposed on the Members as a result of any fraudulent, criminal, intentional or willfull misconduct or grossly negligent act or omission of or breach of this Agreement by a Member or any of the shareholders, officers, trustees, agents or employees of a Member.

     4.8 Managing Agent.

     (a) The Managing Member shall have the right to designate a real estate management company as Managing Agent to act on its behalf in connection with the day to day operations of the Project, to do on behalf of the Managing Member all acts of the Managing Member, including but not limited to the leasing of stores, contracting for repairs to and maintenance of the Property, the hiring of employees in the name of the LLC, the collection of rents and payment of all obligations of the LLC with respect to the Property, that the Managing Agent shall not enter into any agreement for the borrowing of any money, the sale of Property or the creation of any liens on the Property. The Managing Member hereby designates Hekemian & Co., Inc. as such Managing Agent. The Managing Agent shall be paid a fee by the LLC in accordance to the Management Agreement, as same may be amended between the Managing Member and the Managing Agent attached hereto as Exhibit C (the "Management Agreement").

     (b) In the event Hekemian & Co., Inc. is no longer the Managing Agent of the Project for any reason other than as a result of Merger or Acquisition of FREIT ( an "M&A") of or "for cause" under the Management Agreement, or in the event that no Member of the Hekemian Group is a Member of the Board of Trustees of FREIT for a period of thirty (30) days (except that if a member of the Hekemian Group ceases to be a Member of the Board of FREIT by resignation or refusal to accept a position and the Board elects a member of the Hekemian Group as replacement this clause shall not apply), the Limited Member, for a period of one hundred twenty (120) days after (1) notice of such termination is given to Hekemian & Co., Inc. under the Management Agreement by FREIT (the "Notice of Termination") or (2) no member or the Hekemian Group is in member of the Board or Trustees of FREIT shall have an option to purchase the FREIT interest in the LLC upon the following terms: the Limited Member shall give written notice of any such election within said 120 day period (the "Buyer/Sell Notice"). In the event of a "Voluntary Termination" of the Management Agreement by and between First Real Investment Trust and Hekemian and Co., Inc. dated as of November 1, 2001, as such term is defined in the Management Agreement, HTPKE, LLC shall not have the right to exercise the purchase option for the Trust's interest in the Project.

    All time periods set forth in this section 4.8 are "time is of the essence".


     The price for such purchase shall be as follows:

     (i) if the FREIT is to purchase the Limited member's interest in the Project, the price shall be 60% of the net FMV of the Project; or

     (ii) if the Limited Member is to purchase the FREIT's interest in the Project, the price shall be 40% of the net FMV of the Project.


     (c) In the event of the termination of Hekemian & Co., Inc. as managing agent of the Project as a result of an M&A then the Limited Member shall be given the option to purchase the FREIT's interest in the Project prior to the effective date of said M&A. The purchase price for the FREIT's interest in the Project shall be made in accordance with the following:

     The fair market value of such FREIT's LLC Interest shall be determined as of the fiscal year-end of the LLC preceding the date of exercise of the option to purchase. The fair market value of the Project (the "FMV of the Project") shall be determined by an independent appraiser, who shall be selected by the mutual agreement of the Selling Member (or its representative) and the Member who is purchasing such LLC Interest. In the event that the Selling

Member (or its representative) and the Buyer Member are unable to agree on the selection of an independent appraiser, then the Selling Member (or its representative) on the one hand and the Buying Member, on the other, shall each select its own independent appraiser. Such appraisers shall mutually select a third independent appraiser. Each of the three (3) independent appraisers shall determine the fair market value of the LLC Interest of the Selling Member without any discount for a minority interest. The values fixed by those two (2) of the three (3) appraisals that are closest to one another shall be averaged, and the resulting average shall be the fair market value of the LLC Interest of the Selling Member, which value shall be binding upon the Selling Member and the remaining Member. The expenses of all appraisers selected hereunder shall be shared one-half (1/2) by the Selling Member (or its representative) and one-half (1/2) by the remaining Member who is purchasing such LLC Interest unless the Limited Member declines to purchase after seeking an appraisal in which event the costs of appraisal shall be borne by the Limited Members, provided, however, if FREIT elects to purchase, the cost of the appraisal shall be borne equally by the parties.

     Within ten (10) days after the submission of the last appraisal, the Limited Member shall give notice of whether it wishes to buy at the appraised value. If it fails to give notice of election to purchase within such 10 day period, the Managing Member shall have 10 days thereafter within which it shall have an option to purchase the interest of the Limited Member, and if the Managing Member fails to give notice of exercise of its option to purchase within such 10 day period the purchase option of each member shall be terminated.

     The purchase price shall be payable on the sixtieth (60th) day following the receipt of the appraisal(s) by which the purchase price is established (the "Closing Date").

     (d) The FMV of the Project shall be utilized to determine the net FMV of the

Project. For these purposes, the "net FMV" shall be the FMV of the Project plus any other assets of the LLC such as cash, receivables, etc, less the principal amount of any outstanding LLC indebtedness together with any other appropriate adjustments such as accrued interest as determined by the LLC's accountants, whose determination shall be binding upon the Members. In the case of receivables, they shall be paid to the Seller when received after closing.

     Upon a determination of the net FMV of the Project, the Selling Member shall be paid its pro rata share of the net FMV based upon the Selling Member's interest on the closing date, as hereinafter defined, after the determination of the FMV of the Project in accordance with this paragraph.

     The value of the Selling Member's Percentage interest times net FMV = Amount Due the Selling Member.

     For example, in the event the Selling Member is the FREIT, the FREIT's interest in the Project would be determined as follows: assuming the Project has a FMV of $40,000,000 with a Project Indebtedness of $25,000,000 (inclusive of all interest due through the date of payment), and no cash or other assets the payment due the FREIT would be computed as follows:


                 40,000,000 Fair Market Value
                (25,000,000) Project Indebtedness
                -----------
                 15,000,000 Equity or Net FMV
                       x 40%
                -----------
                $ 6,000,000 Due FREIT
                ===========


     (e) Under either subparagraph (b) or (c) above, the purchase price shall be subject to standard adjustments for real estate purchase including adjustments for rents, real property taxes, and expenses.

                                    ARTICLE V
                                 MEMBER'S RIGHTS

     5.1 General. Except in the capacity as the Managing Member or as specifically provided in writing by the Managing Member, no Member shall act in the name of or as the representative of the LLC and shall not deal with the LLC's assets in any way, and shall not incur any obligation for which the LLC or the other Member will or may be liable, and the Members shall not otherwise bind the LLC or the other Member, and any violation of this sentence shall be deemed to constitute willful misconduct.

     5.2 Approval. The Managing Member and the Member shall not do any of the following without the express written consent of both Members (other than a Defaulting Member):

          (i) obtain financing from an Affiliate of a Member, except as otherwise provided in Section 3.5;

          (ii) pay fees, commissions or other compensation to a Member, or an Affiliate of a Member, except as otherwise provided in Sections 4.4, 4.5 and 4.8;

          (iii) increase the Reserves in an amount greater than the increase permitted by Section 7.3;

          (iv) dissolve or wind up the LLC;

          (v) amend this Agreement;

          (vi) admit any other Members to the LLC;

          (vii) sell, assign or otherwise transfer or dispose of any of the assets of the LLC, other than in the ordinary course of the LLC's business;

          (viii)  transfer an LLC  Interest,  except as provided in Section 9.1;
     and

          (ix) resign, dissolve or otherwise withdraw from the LLC, except as provided in Section 9.2.

     5.3 Annual Meetings. The annual meeting of the LLC shall be held during the month of September at the principal office of the Managing Member or at such other place within the State of New Jersey as the Managing Member shall designate, on such day and such time an the Managing Member shall determine.

     5.4 Special Meetings. Special meetings of the Members of the LLC may be called at any time by the Managing Member and shall be held at the principal office of the Managing Member or at such other place within the State of New Jersey as the Managing Member shall designate. Meetings by telephone conference calls shall be permitted, upon proper notice, provided that a quorum of Member holding a majority of Membership Interests participate in any such conference call.

     5.5 Notice of Meetings. Notice of the time, place, names, and purpose or purposes of annual or special meetings shall be given or personally served, by mail or by telephone, upon each Member. Notice of any annual or special meeting shall be given not less than 5 nor more than 60 days prior to the date of such meeting. Such notice, if mailed, shall be directed to each Member at the address of such Member as it appears on the records of the LLC. The Managing Member shall send, or cause to be sent, notice of meetings. Any Member may waive the requisite notice requirement in writing prior to the date of such meeting by delivering such waiver of notice to the Managing Member.

                                   ARTICLE VI
                           ACCOUNTING AND TAX MATTERS



     6.1 Fiscal Year. The fiscal year of the LLC shall be the calendar year.

     6.2 Accounting Method. The books and record of the LLC shall be maintained on the method of accounting chosen by the Managing Member and otherwise in accordance with generally accepted accounting principles consistently applied and shall show all items of income and expense. The Managing Member shall maintain at the LLC's principal office full and accurate books and records of the LLC's business.

     6.3 Reports. The Managing Member shall provide the Members with an annual report of the LLC's operations, which shall include income statements of the LLC for the year in question, but no later than ninety (90) days after the end of the calendar year. All such reports provided by the Managing Member shall be at the expense of the LLC. Each Member and its respective attorneys, accountants and other advisors, shall have the right at all times during usual business hours and upon reasonable notice, to examine, review, audit, and make copies of the books and records of the LLC. Each Member making such examination, review, audit or copying shall bear all of the expenses incurred by such Member, the other Managing Member and the LLC in any such examination, review, audit and copying. The LLC's financial reports shall be audited annually by a certified public accountant to be designated by the Managing Member. The Managing Member shall have unaudited financial reports prepared by the LLC on a quarterly basis which reports shall be provided to the Limited Member.

     6.4 Tax Status. Each of the Members hereby recognizes that the LLC will be recognized as a partnership for Federal and New Jersey tax purposes and will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code. The Managing Member shall use all reasonable efforts to cause the Accountants to prepare and make timely filings of all tax returns and statements which the Accountants determine must be filed on behalf of the LLC with any taxing authority. The Managing Member shall use all reasonable efforts to provide a copy of such returns and statements to each Member prior to thirty
(30) days before the due date (computed without regard to any extensions thereof) and actual filing of such return.

     6.5 Tax Matters Member. The Managing Member shall be the "tax matters partner" for purposes of the Code and shall notify the Limited Member of any audit or other matters of which the Managing Member is notified or becomes aware.

     6.6 Capital Accounts. An account (a "Capital Account") shall be established and maintained for each Member in accordance with Regulations Section 1.704-1(b) of the Code. Accordingly, each Member's Capital Account shall be increased by
(i) the amount of money contributed by such Member to the LLC, (ii) the fair market value (as determined by both Members) of property contributed by such Member to the LLC (net of the liabilities secured by such contributed property that the LLC is considered to assume or take subject to under Code Section 752), and (iii) allocations to such Member of Profits; and shall be decreased by (iv) the amount of money distributed to such Member by the LLC, (v) the fair market value (as determined by both Members) of the property distributed to such Member by the LLC (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752, and
(vi) allocations to such Member of Losses.

                                   ARTICLE VII
                                  DISTRIBUTIONS

     7.1 Percentage Interests. The Members shall have the following Percentage interests as of the date hereof:

                              FREIT..................... 40%
                              HTPKE,, LLC............... 60%

     7.2 Distributions of Cash Flow. From time to time, but no less frequently than once a calendar quarter, the Managing Member shall cause the LLC to distribute the Cash Flow of the LLC to the Members, which distributions shall be made in proportion to the Members' respective positive Capital Account balances, determined based upon the most recent statement accounting immediately prior to such distribution. Notwithstanding the foregoing of this Section 7.2 distributions made upon the termination or dissolution of the LLC shall be made in accordance with Section 10.2 of this Agreement.

     7.3 Reserves. Notwithstanding anything to the contrary contained in Section 7.2, the Managing Member may defer the distribution of any monies to Members to establish reasonable reserves (the "Reserves") for the payment of LLC expenses, monthly debt payments, capital improvements for replacements only, contingencies and all other purposes all as determined in the reasonable judgment of the Managing Member.

                                   ARTICLE VII
                                   ALLOCATIONS

     8.1 Allocations. Except as otherwise provided in Sections 8.2, 8.3 and 8.4, all items of Profits and Losses shall be allocated to each of the Members in proportion to their Percentage Interests.

     8.2 Regulatory Allocations. The following special allocations shall be made in the following order:

            (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article VIII if there is a net decrease in the Minimum Gain during any LLC fiscal year, each Member who would otherwise have a Capital Account deficit in excess of the amount of such deficit that such Member would be obligated to restore shall be specifically allocated items of Profit for such year land, if necessary, subsequent years) in an amount and manner sufficient to eliminate such excess deficit as quickly as possible.

            (b) Gross Income Allocation. In the event a Member has a deficit Capital Account at the end of any LLC fiscal year which is in excess of the sum of the amount of such deficit that such Member is obligated to restore, then such Member shall be specially allocated items of Profits in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 8.2(b) shall be made only if and to the extent that such Member would have such an excess deficit after all other allocations provided for in Article VIII have been made as if this Section 8.2(b) were not in the Agreement.

            (c) Member Loan Nonrecourse Deductions. Any Losses attributable to a Member Loan or any other loan for which one Member (or a Person related, within the meaning of Regulations Section 1.752-4(b), to such Member), but not the other Members, bears the economic risk of loss ("Member Nonrecourse Debts") shall be allocated to the Member that bears the economic risk of loss with respect to such Member Nonrecourse Debt in accordance with Regulations Section 1.704-2(i).

            (d) Reallocation of Losses. In the event that the allocation of Losses required by this Article VIII would create or increase a deficit in a Member's Capital Account as of the end of the taxable year in excess of the amount of such deficit that such Member is obligated to restore, then an amount of Losses equal to such excess deficit shall be reallocated from such Member to the other Members to the extent of, but not in excess of, such other Member's positive Capital Account balance. In the event that no Member has a positive Capital Account balance, then Losses that will create or increase a deficit balance in any Member's Capital Account shall be allocated to the Members in proportion to their Percentage Interests.

            (e) Capital Account Deficit. For purposes of this Section 8.2, a Member shall be considered to be obligated to restore a deficit in its Capital Account by: (i) the amount that such Member is required to restore pursuant to this Agreement; (ii) the amount such Member is deemed to be obligated to restore pursuant to the Minimum Gain Chargeback provisions set forth in Regulations
Section 1.704-2(g); and (iii) the amount such Member would be deemed obligated to restore if deductions relating to Member Nonrecourse Debts were treated as deductions relating to Nonrecourse Debts and Minimum Gain was computed with respect to such Member Nonrecourse Debts.

     8.3 Curative Allocations. The allocations set forth in Section 8.2 (the "Regulatory Allocations") are intended to comply with the requirements of Regulations under Code Section 704(b) and shall be interpreted consistently with such Regulations. Notwithstanding any other provision of this Article VIII, other items of Profits and Losses shall be allocated among the Members so that, to the extent possible without violating the purpose of the Regulatory Allocations, the net amount of Profits and Losses allocated to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not been made.

     8.4 Tax Allocations. All items of income, gains, losses and deductions computed for federal income tax purposes shall be allocated to the Members in accordance with the allocation of the corresponding item of Profits and Losses and all other allocations shall be made in proportion to the Members' Percentage Interests. In the event that property with a fair market value that differs from its adjusted tax basis is contributed to the LLC by a Member or owned by the LLC if and when the Members' Capital Accounts are revalued, then the items of income, gain, loss and deduction with respect to such property shall be allocated in accordance with
Section 704(c) of the Code and the Regulations thereunder. All other allocations shall be made in proportion to the Members' Percentage Interests.

     8.5 Binding Effect. The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of LLC income, gain, loss and deduction for federal income tax purposes.

     8.6 Amendment. The Members shall consent to any amendment to this Article VIII proposed by the Managing Member which the Managing Member reasonably determines to be in the best interests of the Members and to be necessary or advisable to comply with the requirements of the Code or the Regulations regarding the allocation of Profits and Losses and all tax items including items of income, gain, deduction, loss or credit.

     8.7 Election. The Managing Member shall make all elections for federal income tax purposes that the Managing Member reasonably determines to be in the best interest of the members and to be advisable.

                                   ARTICLE IX
                           TRANSFERS OF LLC INTERESTS

     9.1 Transfers of LLC Interests. No Member may transfer all or any part of its LLC Interest, except as follows:

            (a) If FREIT wishes to transfer any part or all of its LLC interest, it shall first offer such part or all of its LLC Interest to the Limited Member. In the event of a sale of all or any part of FREIT's Percentage Interest, FREIT shall cease to be the Managing Member, FREIT shall be a Limited Member for any part or its interest which is not transferred and H-TPKE, LLC shall become the Managing Member. Upon the transfer of any part of FREIT's Percentage Interest to any person, H-TPKE, LLC shall become the Managing Member without any further action by the LLC or the Members.

            (b) If the Limited Member wishes to transfer any part or all of its LLC Interest, it shall first offer such part or all of its LLC interest to FREIT,

            (c) Upon receipt of such Member's notice of intent to sell, the remaining Member shall have a period of sixty (60) days within which to elect to purchase the offered interest, upon the terms and conditions set forth in
Section 9.2 below.

            (d) The remaining Member who elects to purchase the offered interest shall notify the Selling Member in writing of its election.

            (e) In the event that the remaining Member does not elect to acquire the LLC Interest pursuant to this Section 9.1, the Selling Member shall be permitted to transfer its LLC Interest to a third party upon the same terms and conditions set forth in the written purchase offer, (other than Defaulting Members) and such third party shall become a permitted assignee hereunder and, upon consummation of the transfer and execution of an addendum to this Agreement under which such permitted assignee agrees to be bound by all of the terms and conditions of this Agreement and assumes all of the obligations of the Selling Member, as a substitute Member in the LLC. In the event of a transfer to a third party permitted assignee, the Selling Member shall not be liable to the LLC or to the other Member for any obligations accruing after such transfer in respect of the LLC Interest so transferred.

            (f) No Member may Transfer all or any part of its LLC Interest except in accordance with this Operating Agreement. Any purported Transfer made in violation of this Section 9.1 shall be void ab initio and without effect. Any Member who purports to Transfer all or any part of its LLC Interest in violation of this Section 9.01 shall be deemed to be a "Defaulting Member".

            (g) For purposes of this Section 9.1, a transfer to a third party permitted assignee shall be deemed validly made and effective (a) when there exists an executed and delivered legally binding agreement between the selling Member and such third party permitted assignee, subject to no condition or contingency which permits said permitted assignee to terminate or cancel the agreement, except for the default of the Selling Member, and (b) provided that such transfer takes place within ninety (90) days after the receipt by the remaining Member of the Selling Member's notice of intent to sell. If a transfer within the meaning of this Section 9.1 does not take place within such ninety
(90) day period, then the unsold LLC Interest shall remain subject to the restrictions of this Agreement and must again first be offered to the remaining Member if the Selling Member thereafter wishes to sell, assign or otherwise transfer his, her or its LLC Interest to a prospective purchaser.

     9.2 Purchase Price. The purchase price payable for the LLC interest of a Selling Member shall be equal to the fair market value of such LLC Interest. The fair market value of such Selling Member's LLC Interest shall be determined as of the fiscal year-end of the LLC preceding the date of exercise of the option to purchase. The fair market value shall, in all such situations, be determined by an independent appraiser, who shall be selected by the mutual agreement of the Selling Member (its representative) and the Member who is purchasing such LLC Interest. In the event that the Selling Member (or its representative) and the Member is unable to agree on the selection of an independent appraiser, then the Selling Member (or its representative) on the one hand and the remaining Member shall each select its own independent appraiser. Such appraisers shall mutually select a third independent appraiser. Each of the three (3) independent appraisers shall determine the fair market value of the LLC Interest of the Selling Member. The values fixed by those two (2) of the three (3) appraisals that are closest to one another shall be averaged, and the resulting average shall be the fair market value of the LLC Interest of the Selling Member, which value shall be binding upon the Selling Member and the remaining Member. The expenses of all appraisers selected hereunder shall be shared one-half (1/2) by the Selling Member (or its representative) and one-half (1/2) by the remaining Member who is purchasing such LLC Interest.

     The purchase price shall be payable on the sixtieth (60th) day following the receipt of the appraisal(s) by which the purchase price is established (the "Closing Date").

     9.3 Withdrawals. No Member may resign, dissolve or otherwise withdraw from the LLC (except as a result of transfers in accordance with Section 9.1) or in accordance with this Agreement. If a Member resigns, dissolves or otherwise withdraws from the LLC in contravention to this Agreement, such Member shall thereafter be deemed to be a "Defaulting Member".

                                    ARTICLE X
                                   DISSOLUTION

     10.1 Events of Dissolution. The LLC shall continue until dissolved upon the earliest to occur of the following events (the "Events of Dissolutions"):

          (i) the sale, exchange, or other disposition by the LLC of all or substantially all of the LLC's assets; or

          (ii) the agreement of all of the Members (other than Defaulting Members) to terminate and dissolve the LLC; or

          (iii) upon the Bankruptcy of the Managing Member or of the Limited Member if the Managing Member so elects unless the remaining Member or Members elect to continue the LLC without such bankrupt Member; or

          (iv) upon the termination of the Sales Agreement in accordance with its term.

     10.2 Liquidating Distributions. Upon an Event of Dissolution, a Person designated by the Managing Member or, if there is no Managing Member, a Person designated by the Members (the "Liquidating Trustee") shall take full account of the assets and liabilities of the LLC as of the date of such Event of Dissolution and shall proceed with reasonable promptness to liquidate the LLC's assets and terminate its business. The cash proceeds from such liquidation, together with any other net assets of the LLC, shall be applied first to the payment of items described in Section 4.3, including all items relating to such liquidation and all reserves that the Liquidating Trustee determines, in its discretion, to be appropriate. Amounts remaining after such payments have been made, shall be distributed to the Members in proportion to their respective Capital Account balances determined after giving effect to all allocations of Profits and Losses of the LLC (including Profits and Losses from the sale or disposition of the assets of the LLC in connection with such liquidation).

     10.3 Tax Termination. In the event of a termination of the LLC for federal income tax purposes under Section 708 of the Code resulting from the transfer of an interest in the LLC, the LLC shall nevertheless remain in full force and effect hereunder and the Capital Accounts shall govern the constructive liquidation for federal income tax purposes and new Capital Accounts shall be redetermined in accordance with Section 6.6.

     10.4 Default. If a Member fails to perform any of its obligations under this Agreement or violates any of the terms of this Agreement (an "Event of Default") the other Members, shall have the right (in addition to all of their other rights and remedies under this Agreement, at law or in equity) to give the Member written notice of such default at any time prior to the curing of such default. Unless the Member cures such default within ten (10) days after receipt of such notice, then such Member shall be a "Defaulting Member" hereunder. Notwithstanding the foregoing of this Section 10.4, in the event that a Member violates the terms of this Agreement and such violation constitutes gross negligence or willful misconduct then such Member shall immediately be deemed to be a "Defaulting Member" and shall not be entitled to receive notice of such default or an opportunity to cure such default. If a Member is a Defaulting Member as that term is defined in this Section 10.4 or elsewhere in this Agreement, the other Member may do one or more of the following, at the same or different times, in addition to all of its or their other rights and remedies:

            (i) bring any proceeding in the nature of specific performance, injunction or other equitable remedy it being acknowledged by each of the Members that damages at law may be an inadequate remedy for an Event of Default under this Agreement and the Defaulting Member may be compelled to cure such default;

            (ii) bring any action at law by or on behalf of the Member or the LLC, individually or collectively, as may be permitted in order to recover damages and the Defaulting Member shall be liable for all damages suffered by the LLC and the other Member as a result of such default;

            (iii) require, by written notice from such other Member to the LLC, that any amount otherwise payable from the LLC to the Defaulting Member shall be paid to the other Member or the Managing Member in an amount equal to the amount (including damages) owing from the Defaulting Member to the other Member, the Managing Member or to the LLC; and

            (iv) if the default in the failure or refusal to make a capital contribution pursuant to section 3.2, the other Member may forthwith reduce the noncontributing Member's interest in the LLC by the percentage which is equal to the difference between (i) total amounts capital contributed by such non-contributing Member (the numerator over the total amount of capital previously contributed prior to such requisite capital contribution call (the denominator) and (ii) the total amount of capital previously contributed by such noncontributing Member (the numerator) over the total amount of capital previously contributed prior to such requisite capital contribution call plus the total amount of such requisite capital contribution call (the denominator). By way of example only, assume the total initial capital contribution to the LLC is $5,000,000.00. The Managing Member calls for an additional $1,000,000.00 capital contribution. A Member with a 7% interest in the LLC fails to make his $70.000.00 contribution (7% of $1,000,000.00 = $70,000.00). The Member's initial
7% share in the LLC would be computed as follows:

           Original Member Contribution      $    350,000  = 7%
                                             ------------
           Total Initial Capital             $ 5,000,000

     The Percentage Interest in the LLC of the Member who failed to make his additional capital contribution of $70,000.00 when required would result in a diminished interest in the LLC calculated as follows:


        Original Member Contribution    $   350,000 = 5.83% (Adjusted Interest)
        ----------------------------
        Initial Capital plus            $ 6,000,000
        $1,000.000.00
        additional capital


     The failure of such Member to contribute his $70,000.00 when required results in a reduction of 1.17%.


               $   70,000.00   = 1.17%
               --------------
               $6,000,000.00

                  7.00%-1.17%=5.83%

      The noncontributing Members total interest would be reduced by .O1l7.

                                   ARTICLE XI
                                     GENERAL

     11.1 Notices. Unless otherwise provided in this Agreement, notices shall be deemed given in writing and either delivered personally (with receipt acknowledged) or mailed certified mail, return receipt requested, postage prepaid, to the Member to whom the notice is to be given at such Member's address as set forth in the preamble to this Agreement or such other address designated by such Member to the Managing Member by notice hereunder.

     11.2 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by any other Member of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

     11.3 Severability. If any of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     11.4 Binding Agreement. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, legal representative, successors and assigns. None of the provisions of this Agreement is intended to be, nor shall the provisions be construed to be, for the benefit of any third party. Whenever, in this Agreement, a reference to any party or Member is made, such reference shall be deemed to include a reference to the permitted heirs, executors, legal representatives, successors and assigns of such party or Member.

     11.5 Additional Remedies. The rights and remedies of any Member hereunder shall not be mutually exclusive; i.e., The exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any other rights in equity or any rights at law or by statute or otherwise of any part aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this Section 11.5 to make clear the agreement of the

Members that the respective rights and obligations of the Members hereunder shall be enforceable in equity as well as at law or otherwise.

     11.6 Further Actions. Each of the Members hereby agrees to hereafter execute and deliver such further instruments and do such further acts and things as may be required or appropriate to carry out the intent and purpose of this Agreement and which are not inconsistent with the terms hereof.

     11.7 Prohibition Against Partition. Each of the Members hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of the Property, or any other property or assets of the LLC, to be partitioned, it being the intention of the Members to prohibit any Member from bringing a suit for partition against the other Members, or any of them.

     11.8 Incorporation of Exhibits. The terms of the Exhibits to this Agreement are hereby incorporated in this Agreement by reference as though such Exhibits were fully set forth in this Agreement.

     11.9 Use of Certain Terms. The definitions in Article I apply equally to both the singular and the plural; any pronoun shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; and the terms "hereof" and "herein" shall refer to the particular agreement or document in which such term appears.

     11.10 Brokers. Each of the parties represents to the other that they have had no contacts with any broker that could result in the obligation to pay a commission with respect to the transactions contemplated by this Agreement. Each party shall indemnify and hold harmless the other party for any claims for such a commission, and all expenses relating thereto, relating to the indemnifying party's contacts. Notwithstanding the foregoing, the LLC is obligated to pay to (1) Hekemian & Co., Inc. a commission at the rate set forth in Exhibit B of the Management Agreement between FREIT and Hekemian & Co., Inc dated as of November 1, 2001 (2) to Glenn Kuffel a consulting fee in connection, with the ongoing management of the Project and (3) $150,000 to Summer Company in lieu of all future leasing commission, pursuant to a separate agreement between the LLC and such broker; attached hereto as Exhibit D.

     11.11 Counterparts. This Agreement may be executed in one or more counterparts with each such counterpart deemed to be an original hereof and all of such counterparts deemed to be one and the same Agreement.

     11.12 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the LLC. No variations, modifications, or changes herein nor any waiver of any provision hereof shall be binding unless set forth in a document duly executed by or on behalf of each of the Members.

     11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (other than its rules as to conflicts of law to the extent that such rules would result in the application of the laws of some other jurisdiction).

          IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the Effective Date.


                                       WAYNE PSC, LLC
                                       MANAGING MEMBER
                                       FIRST REAL ESTATE INVESTMENT TRUST OF
                                       NEW JERSEY, Managing Member


                                        /s/ Donald Barney
                                        -----------------
                                           Donald Barney
                                           President


                                        LIMITED MEMBER
                                        H-TPKE LLC Limited Member

                                        /s/ Robert S. Hekemian, Jr.
                                        ---------------------------
                                        Robert S. Hekemian, Jr.
                                        Managing Member

                                 EXHIBIT A & B
                                 -------------

                          INITIAL CAPITAL CONTRIBUTION
                          ----------------------------

        Partner                                 Percent of Initial
                                                Required Capital

        FREIT                                         40%
        H-TPKE, LLP                                   60%




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